Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2026 Financial Results

Growing Demand Increases Confidence in Sequential and 2nd Half 2026 Growth

Momentum Building in New Markets including AIOps and Data Center Interconnect

First Quarter Revenue in Line with Expectations

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in real-time communications technology and IP optical networking solutions, today announced its financial results for the first quarter of 2026. Ribbon Communications is dedicated to assisting the world's largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

First Quarter 2026 Highlights

Financial Results1:

•	Revenue was $163 million, compared to $181 million for the first quarter of 2025
•	GAAP Operating Loss was ($32) million, compared to ($20) million for the first quarter of 2025
•	Non-GAAP Adjusted EBITDA was ($8) million, compared to $6 million for the first quarter of 2025
•	GAAP Gross Margin was 42.9%, compared to 45.4% for the first quarter of 2025
•	Non-GAAP Gross Margin was 45.8%, compared to 48.6% for the first quarter of 2025

“We remain confident in the underlying demand environment and continue to expect meaningful second-half growth across multiple end markets including voice transformation projects with U.S. Service Providers and Federal agencies, and growing IP and Optical deployments in the U.S. and EMEA regions, with significant improvement beginning in the second quarter,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “Revenue in the first quarter was in line with expectations and reflected the timing dynamics we outlined earlier this year. While margins were pressured by a slower deployment pace with key U.S. Tier 1 Service Providers and higher sales in India, we expect margin expansion as revenue increases throughout the year.”

Mr. McClelland continued, “We were particularly pleased by several new Data Center Interconnect wins in the first quarter, as well as multiple new secure private optical network awards supporting major energy producers and distributors in multiple countries. Importantly, we are gaining traction with our Ribbon AcumenTM AIOps platform with several new customer engagements and a growing pipeline of POCs. Furthermore, we believe our recent Strategic Collaboration Agreement with Amazon Web Services further strengthens our leadership position in cloud-native communications infrastructure to enable Agentic and AI voice capabilities.”

John Townsend, Chief Financial Officer of Ribbon Communications, remarked, “We continue to make deliberate investments to support our expected second half revenue growth including maintaining higher professional services capacity and retaining highly skilled resources. Notwithstanding this, we are staying focused on controlling expenses and driving efficiencies, helping mitigate currency headwinds.”

	Three months ended
	March 31,
In millions, except per share amounts	2026	2025
GAAP Revenue	$163	$181
GAAP Net income (loss)	$(34)	$(26)
Non-GAAP Net income (loss)	$(8)	$(5)
Non-GAAP Adjusted EBITDA	$(8)	$6
GAAP diluted earnings (loss) per share	$(0.20)	$(0.15)
Non-GAAP diluted earnings (loss) per share	$(0.05)	$(0.03)
Weighted average shares outstanding basic	176	176
Weighted average shares outstanding diluted	178	180

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	Ribbon Provides Edge Solutions for Salt’s Enterprise Voice Expansion
•	Ribbon and AWS Transform Cloud Deployment for Service Providers and Enterprises

Business Outlook2

For the second quarter of 2026, the Company projects revenue of $185 million to $195 million. Non-GAAP gross margin is projected in a range of 49% to 50%. Adjusted EBITDA is projected in a range of $9 million to $14 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	May 12, 2026: 21st Annual Needham Technology, Media, & Consumer 1x1 Conference
•	May 21, 2026: B. Riley Securities 26th Annual Investor Conference
•	June 17, 2026: TD Cowen and CEO Summit Inaugural Disruptive Technology Summit
•	June 23, 2026: Northland Growth Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Tuesday, April 28, 2026.

Dial-in Information:

US/Canada: 877-407-2991
International: 201-389-0925
Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) is a global provider of voice communications software, IP routing, and optical networking to mobile and wireline service providers, enterprises, critical infrastructure and defense sectors. We support our customers’ Path to Autonomous Networks by leveraging the latest AIOps automation platforms and Agentic AI technologies, helping them deliver better customer experiences, reduce operational costs, and achieve sustainable growth.

To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding Company’s projected financial results for the second quarter of 2026 and beyond; expected customer spend and timing; beliefs about the Company’s business strategy, including new product introductions such as the Acumen AIOps platform; beliefs about the accelerating adoption of AI and the shift towards autonomous networking; and the timing of customer network transformation projects, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on our products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in the Middle East and Ukraine); other impacts from the wars in the Middle East and Ukraine and related economic volatility and uncertainty resulting therefrom; the impact of military call-ups of our employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information; our ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions, including inflation; our ability to adapt to rapid technological and market changes; our ability to generate positive returns on our research and development; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in our accounting policies; and/or failure or circumvention of our controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC, the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Cybersecurity Incident

The Company has recorded expenses associated with responding to and remediating a cybersecurity incident, including costs for external legal services, cybersecurity experts, and IT restoration activities. The Company believes that excluding these expenses facilitates the comparison of its financial results to its historical operating performance and to other companies in its industry, as these costs are non-recurring in nature and are not associated with future revenue streams or ongoing operational benefits.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, the Company recorded expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Company computes its non-GAAP estimated tax rate using its estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments. The Company computes a single annual non-GAAP rate for the Company and applying that rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; expenses related to cybersecurity incidents; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31	March 31,
	2026	2025	2025
Revenue:
Product	$68,114	$127,560	$81,991
Service	94,492	99,763	99,288
Total revenue	162,606	227,323	181,279

Cost of revenue:
Product	49,425	62,571	57,893
Service	38,928	39,067	35,628
Amortization of acquired technology	4,562	4,622	5,388
Total cost of revenue	92,915	106,260	98,909

Gross profit	69,691	121,063	82,370

Gross margin	42.9%	53.3%	45.4%

Operating expenses:
Research and development	44,445	44,714	43,568
Sales and marketing	32,269	35,688	31,788
General and administrative	16,978	16,113	15,128
Amortization of acquired intangible assets	5,656	5,786	6,155
Restructuring and related	2,038	9,465	5,341
Total operating expenses	101,386	111,766	101,980

Income (loss) from operations	(31,695)	9,297	(19,610)
Interest expense, net	(9,756)	(10,928)	(10,500)
Other (expense) income, net	514	1,390	3,129

Income (loss) before income taxes	(40,937)	(241)	(26,981)
Income tax benefit (provision)	6,448	89,306	754

Net income (loss)	$(34,489)	$89,065	$(26,227)

Earnings (loss) per share:
Basic	$(0.20)	$0.51	$(0.15)
Diluted	$(0.20)	$0.50	$(0.15)

Weighted average shares used to compute earnings (loss) per share:
Basic	175,661	175,704	175,719
Diluted	175,661	178,724	175,719

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$67,554	$96,405
Restricted cash	2,045	1,726
Accounts receivable, net	204,058	231,885
Inventory	81,463	78,806
Other current assets	53,379	45,663
Total current assets	408,499	454,485

Property and equipment, net	64,077	65,559
Intangible assets, net	134,233	143,344
Goodwill	300,892	300,892
Deferred income taxes	181,834	174,318
Operating lease right-of-use assets	44,010	46,240
Other assets	26,157	27,417
	$1,159,702	$1,212,255

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$8,750	$8,750
Accounts payable	77,293	79,840
Accrued expenses and other	77,890	90,759
Operating lease liabilities	11,601	11,699
Warrant liability	682	-
Deferred revenue	122,619	124,425
Total current liabilities	298,835	315,473

Long-term debt, net of current	322,975	324,525
Warrant liability	-	1,919
Operating lease liabilities, net of current	57,042	60,159
Deferred revenue, net of current	32,423	31,654
Deferred income taxes	5,728	5,728
Other long-term liabilities	23,597	23,803
Total liabilities	740,600	763,261

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,981,988	1,976,958
Accumulated deficit	(1,569,038)	(1,534,549)
Accumulated other comprehensive income	6,134	6,567
Total stockholders' equity	419,102	448,994
	$1,159,702	$1,212,255

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(34,489)	$(26,227)
Adjustments to reconcile net income (loss) to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	4,460	3,469
Amortization of intangible assets	10,218	11,543
Amortization of debt issuance costs and original issue discount	701	701
Stock-based compensation	5,957	4,298
Deferred income taxes	(7,628)	(4,628)
Change in fair value of warrant liability	(1,237)	(1,735)
Foreign currency exchange (gains) losses	1,173	(1,328)
Changes in operating assets and liabilities:
Accounts receivable	27,233	29,459
Inventory	(4,600)	(1,546)
Other operating assets	(2,801)	(5,578)
Accounts payable	(3,389)	(2,184)
Accrued expenses and other long-term liabilities	(16,558)	(9,631)
Deferred revenue	(1,036)	(148)
Net cash (used in) provided by operating activities	(21,996)	(3,535)

Cash flows from investing activities:
Purchases of property and equipment	(3,072)	(12,149)
Net cash (used in) provided by investing activities	(3,072)	(12,149)

Cash flows from financing activities:
Principal payments of term debt	(2,187)	(875)
Proceeds from the exercise of stock options	-	1
Payment of tax obligations related to vested stock awards and units	(103)	(938)
Repurchase of common stock	(824)	-
Net cash (used in) provided by financing activities	(3,114)	(1,812)

Effect of exchange rate changes on cash and cash equivalents	(350)	831

Net (decrease) increase in cash and cash equivalents	(28,532)	(16,665)
Cash, cash equivalents and restricted cash, beginning of year	98,131	90,479
Cash, cash equivalents and restricted cash, end of period	$69,599	$73,814

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31	March 31,
	2026	2025	2025
Stock-based compensation
Cost of revenue - product	$43	$43	$66
Cost of revenue - service	161	165	286
Cost of revenue	204	208	352

Research and development	477	436	725
Sales and marketing	1,130	915	1,173
General and administrative	4,146	3,228	2,048
Operating expense	5,753	4,579	3,946

Total stock-based compensation	$5,957	$4,787	$4,298

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31	March 31,
	2026	2025	2025
GAAP Gross margin	42.9%	53.3%	45.4%
Stock-based compensation	0.1%	0.1%	0.2%
Amortization of acquired technology	2.8%	2.0%	3.0%
Non-GAAP Gross margin	45.8%	55.4%	48.6%

GAAP Net income (loss)	$(34,489)	$89,065	$(26,227)
Stock-based compensation	5,957	4,787	4,298
Amortization of intangible assets	10,218	10,408	11,543
Litigation costs	744	973	800
Cybersecurity incident	-	600	-
Restructuring and related	2,038	9,465	5,341
Preferred stock and warrant liability mark-to-market adjustment	(1,237)	(3,184)	(1,735)
Tax effect of non-GAAP adjustments	8,412	(5,964)	1,401
Non-GAAP Net income (loss)	$(8,357)	$106,150	$(4,579)

GAAP Diluted earnings (loss) per share	$(0.20)	$0.50	$(0.15)
Stock-based compensation	0.03	0.03	0.02
Amortization of intangible assets	0.06	0.06	0.07
Litigation costs	0.01	0.01	*
Cybersecurity incident	-	*	-
Restructuring and related	0.01	0.05	0.03
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	(0.02)	(0.01)
Tax effect of non-GAAP adjustments	0.05	(0.04)	0.01
Non-GAAP Diluted earnings (loss) per share	$(0.05)	$0.59	$(0.03)

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	175,661	178,724	175,719
Shares used to compute Non-GAAP diluted earnings (loss) per share	175,661	178,724	175,719

GAAP Income (loss) from operations	$(31,695)	$9,297	$(19,610)
Depreciation	4,460	4,546	3,469
Stock-based compensation	5,957	4,787	4,298
Amortization of intangible assets	10,218	10,408	11,543
Litigation costs	744	973	800
Cybersecurity incident	-	600	-
Restructuring and related	2,038	9,465	5,341
Non-GAAP Adjusted EBITDA	$(8,278)	$40,076	$5,841

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	March 31,	December 31	March 31,
	2026	2025	2025
GAAP Income (loss) from operations	$(15,409)	$(3,324)	$10,748
Depreciation	17,719	16,728	13,614
Stock-based compensation	21,065	19,406	15,862
Amortization of intangible assets	42,868	44,193	49,148
Litigation costs	4,983	5,039	11,047
Cybersecurity incident	600	600	-
Acquisition-, disposal- and integration-related	4,337	4,337	-
Restructuring and related	16,355	19,658	12,436
Non-GAAP Adjusted EBITDA	$92,518	$106,637	$112,855

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	June 30, 2026		December 31, 2026
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$190	+/- $5M	$857.5	+/- $17.5M

Gross margin:
GAAP outlook	47.2%		50.9%
Stock-based compensation	0.1%		0.1%
Amortization of acquired technology	2.2%		2.0%
Non-GAAP outlook	49.5%	+/- 0.5%	53.0%	+/- 0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$(13.0)		$22.2
Depreciation	4.5		18.3
Stock-based compensation	7.5		23.4
Amortization of intangible assets	9.8		39.1
Litigation costs	0.7		1.2
Restructuring and related	2.0		8.3
Non-GAAP outlook	$11.5	+/- $2.5M	$112.5	+/- $7.5M

(1) Q2 2026 and FY 2026 outlook represents the midpoint of the expected ranges